Runway Growth Finance Corp. to Acquire SWK Holdings Corporation

Acquisition of high-quality portfolio centered on healthcare and life sciences investments

Accelerates strategy to diversify and optimize portfolio while adding significant scale

Enhances financial profile and is expected to be accretive to net investment income (“NII”)

MENLO PARK, Calif., October 9, 2025 (GLOBE NEWSWIRE) -- Runway Growth Finance Corp. (Nasdaq: RWAY) (“Runway Growth” or the “Company”), a leading provider of flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity, today announced that it has entered into a definitive merger agreement to acquire SWK Holdings Corporation (Nasdaq: SWKH) (“SWK”), a life science focused specialty finance company that provides minimally dilutive financing to small- and mid-sized commercial-stage healthcare companies.

Runway Growth’s Founder and CEO, David Spreng, said, “This transaction meaningfully advances our strategy to diversify and optimize our portfolio by adding SWK’s high-quality investments in the key sectors of healthcare and life sciences. At the same time, we are enhancing our earnings power, more than offsetting the anticipated loan repayments we previously signaled, and we expect to deliver mid-single-digit NII accretion. This transaction reinforces the strength of Runway Growth’s portfolio as we work to generate long-term value for our shareholders through disciplined growth and venture debt investing with a focus on excellent credit quality in the sectors we know best. Looking ahead, and with the full support of BC Partners Advisors L.P., we are pursuing growth through both organic and inorganic strategies as a permanent capital vehicle backed by the $10 billion BC Partners Credit platform. We are doing all of this while growing our shareholder base, improving our existing robust portfolio metrics and increasing our total assets to $1.3 billion pro forma with the SWK merger transaction.”

Key Transaction Highlights

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Expands Position and Investment Capabilities in Healthcare and Life Sciences Sector – SWK’s focus on healthcare and life sciences will expand Runway Growth’s exposure in this large and growing market and Runway Growth Capital’s investment and deal sourcing teams with the addition of members from SWK’s healthcare and life sciences teams. Through this acquisition, the Company’s portfolio composition will change, increasing healthcare investments to approximately 31% of the portfolio from 14% as of June 30, 2025.
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Drives Portfolio Scale and Diversification Through High Quality Complementary Portfolio – The transaction will expand Runway Growth’s balance sheet to $1.3 billion in total assets pro forma for the SWK acquisition, while enhancing the Company’s already strong portfolio metrics through high quality investments in attractive verticals and a meaningful reduction in average loan size.1
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Positions Runway Growth to Execute on Organic and Inorganic Growth Strategies – This acquisition offers Runway Growth a repeatable blueprint, that is non-dilutive to shareholders, for future deals in the venture and growth investment ecosystem. The Company is bolstered by the support of the BC Partners Credit platform, which continues to enable and collaborate on both organic and inorganic strategies with the Runway Growth team.
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Enhances Runway Growth’s Financial Profile and Grows the Shareholder Base – The acquisition is expected to generate mid-single-digit run-rate NII accretion during the first full quarter following the transaction close, as well as drive improvements in dividend coverage and ROE, and expand Runway Growth’s pro-forma leverage ratio. Improvements in Runway Growth’s financial profile will increase the Company’s nominal leverage capacity and support continued risk-adjusted returns. Additionally, Runway Growth is broadening its shareholder base and the trading liquidity of common shares through merger terms, which include $75.5 million in Runway Growth shares to be issued to SWK’s shareholders.

1.
Combined total assets presented on a pro forma basis as of 6/30/25. Total assets, net of anticipated Runway Growth Q3’25 repayments, are estimated to be $1.2 billion.

Additional Transaction Details

The transaction will be a net asset value (“NAV”)-for-NAV merger and will have an estimated purchase price of approximately $220 million, based on SWK’s June 30, 2025 reported financials and including estimated SWK transaction expenses. This includes a fixed stock component expected to total $75.5 million in Runway Growth shares valued at closing NAV per share and approximately $145 million in cash. The cash payment will be based on SWK’s final NAV, which will be struck 48 hours prior to closing and reflective of SWK’s accumulated retained earnings between June 30, 2025 and close. Additionally, Runway Growth Capital LLC, in its capacity as Runway Growth’s external investment adviser, will be contributing $9 million in cash for distribution as consideration to the stockholders of SWK separate from and in addition to the consideration described in the first sentence of this paragraph.

SWK’s portfolio includes 22 companies, with an approximate fair value of $242 million based on Runway Growth’s estimates conducted as of August 15, 2025.

SWK’s Board of Directors, which consists of three independent members, has unanimously approved the transaction. Carlson Capital L.P. has signed a Voting Agreement supporting the transaction. The transaction is expected to close in late 2025 or the first quarter of 2026, pending SWK shareholder and regulatory approvals and other customary closing conditions.

Advisors

Simpson Thacher & Bartlett LLP is serving as legal counsel to Runway Growth in connection with the transaction.

Keefe, Bruyette & Woods, A Stifel Company, is serving as lead financial advisor to SWK in connection with the transaction. Goodwin Procter serves as SWK’s legal counsel.

Conference Call

Runway Growth will hold a conference call to discuss the transaction at 8:00 a.m. PT (11:00 a.m. ET) on Friday, October 10, 2025. To participate in the conference call or webcast, participants should register online at the Runway Investor Relations website. The call can also be accessed through the following links:

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Conference Call
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Webcast

A replay of the webcast will be available two hours after the call and archived on the same web page for 90 days.

About Runway Growth Finance Corp.

Runway Growth is a specialty finance company focused on providing flexible capital solutions to late- and growth-stage companies seeking an alternative to raising equity. Runway Growth is a closed-end investment fund that has elected to be regulated as a business development company under the Investment Company Act of 1940. Runway Growth is externally managed by Runway Growth Capital LLC, an affiliate of BC Partners Advisors L.P. and led by industry veteran David Spreng. For more information, please visit www.runwaygrowth.com.

About SWK Holdings Corporation

SWK Holdings Corporation is a life science focused specialty finance company partnering with small- and mid-sized commercial-stage healthcare companies. SWK provides non-dilutive financing to fuel the development and commercialization of lifesaving and life-enhancing medical technologies and products. SWK’s unique financing structures provide flexible financing solutions at an attractive cost of capital to create long-term value for all SWK stakeholders. SWK’s solutions include structured debt, traditional royalty monetization, synthetic royalty transactions, and asset purchases typically ranging in size from $5.0 million to $25.0 million. For more information, please visit www.swkhold.com.

Forward-Looking Statements

Some of the statements in this press release may constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to future operating results of Runway and SWK, and distribution projections; business prospects of Runway and SWK, and the prospects of their portfolio companies; and the impact of the investments that Runway and SWK expect to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the ability of the parties to consummate the merger on the expected timeline, or at all; (ii) the expected synergies and savings associated with the merger; (iii) the ability to realize the anticipated benefits of the merger, including the expected elimination of certain expenses and costs due to the merger; (iv) the impact of the merger on the depth of trading in Runway’s shares of common stock post-closing; (v) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; (vi) risks related to diverting management’s attention from ongoing business operations; (vii) the combined company’s plans, expectations, objectives and intentions; (viii) any potential termination of the merger agreement; (ix) the future operating results and net investment income projections of the combined company; (x) the ability of Runway Growth Capital LLC to implement its future plans with respect to the combined company; (xi) the ability of Runway Growth Capital LLC and its affiliates to attract and retain highly talented professionals; (xii) the business prospects of the combined company and the prospects of its portfolio companies; (xiii) the expected financings and investments and additional leverage that the combined company may seek to incur in the future; (xiv) the adequacy of the cash resources and working capital of the combined company; (xv) the risk that stockholder litigation in connection with the merger may result in significant costs of defense and liability. Runway has based the forward-looking statements included in this document on information available to it on the date hereof, and it assumes no obligation to update any such forward-looking statements; and (xvi) development programs for medical products, and the risks associated with the research and development of medical products. The development and commercialization of medical products involve a high degree of risk, and only a small number of research and development programs result in commercialization of a product. Although Runway undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that it in the future may file with the SEC, including the Combined Proxy Statement and Prospectus (as defined below), annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

No Offer or Solicitation

This press release is not, and under no circumstances is it to be construed as, a prospectus or an advertisement and the communication of this press release is not, and under no circumstances is it to be construed as, an offer to sell or a solicitation of an offer to purchase any securities in Runway, SWK or in any fund or other investment vehicle managed by Runway Growth Capital LLC, BC Partners Advisors L.P. or any of their affiliates.

Additional Information and Where to Find It

This press release relates to the proposed merger and certain related matters (the “Proposals”). In connection with the Proposals, Runway will file with the SEC a proxy statement for SWK and a prospectus of Runway (the “Combined Proxy Statement and Prospectus”). The Combined Proxy Statement and Prospectus will contain important information about Runway, SWK and the Proposals. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. SHAREHOLDERS OF SWK ARE URGED TO READ THE COMBINED PROXY STATEMENT AND PROSPECTUS, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS

WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT Runway, SWK AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, http://www.sec.gov or, for documents filed by Runway, from Runway’s website at https://www.runwaygrowth.com, and, for documents filed by SWK, from SWK’s website at https://www.swkhold.com.

Participants in the Solicitation

Runway, its directors, certain of its executive officers and certain employees and officers of Runway Growth Capital LLC and its affiliates may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information about the directors and executive officers of Runway is set forth in its proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2025. SWK, its directors, certain of its executive officers and certain employees may be deemed to be participants in the solicitation of proxies in connection with the Proposals. Information about the directors and executive officers of SWK is set forth in the proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2025. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of SWK shareholders in connection with the Proposals will be contained in the Combined Proxy Statement and Prospectus other relevant materials when such documents become available. These documents may be obtained free of charge from the sources indicated above.

IR Contacts

Taylor Donahue, Prosek Partners, rway@prosek.com

Thomas B. Raterman, Chief Financial Officer and Chief Operating Officer, tr@runwaygrowth.com